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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                 April 17, 2007
                                 --------------
                                 Date of Report

                               Kodiak Energy, Inc.
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                     (Formerly Island Critical Care, Corp.)

           Delaware                 333-82434                  650967706
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       (State or other        (Commission File No.)     (IRS Employer I.D. No.)
        Jurisdiction)

                         734 7th Avenue S.W., Suite 460
                         Calgary, Alberta T2P 3P8 Canada
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                    (Address of Principal Executive Offices)

                                 (403) 262-8044
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              (Registrant's Telephone Number, including area code)






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Item 8.01 Other Events

         During the past several quarters, Kodiak Energy, Inc. ("Company") has been exploring financing opportunities in order to fund its operations and expansion. The operations include exploratory drilling, seismic investigation and other actions related to the evaluation of oil and gas mineralizations. Expansion will include the acquisition of leases, claims and participations in oil and gas properties, among other things. During the last year, the Company has explored a number of such acquisitions, some of which management considers relevant to the overall business strategy of the Company. All of the current and intended operations are located in Canada.

         In addition, the Company is exploring reorganization alternatives to expand its financing options to bring value to its stockholders and maximize its operational opportunities. Any reorganization will be undertaken after full examination of the corporate and tax consequences and will be subject to stockholder approval were required by law.

         As a development stage company in the oil and gas industry, there are many considerations that have to be examined to develop a business plan that will be viable to achieve success. Management is undertaking the required examinations to that end. Notwithstanding those efforts, there can be no assurance given that the Company will be able to find the financing required for its business plan. At this time, the Company has not entered into any agreements for significant amounts of capital, either in the form of equity or debt, or a combination thereof. Moreover, the reorganization of the Company may not be required or may not be readily achievable. Also, there can be no assurance that the Company business plan as it is developed and implemented will be successful over time.






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                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.



                               Kodiak Energy, Inc


DATED: April 17, 2007

                                         /s/ Mark Hlady
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                                         Mark Hlady
                                          Chief Executive Officer, and
                                          Director















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